                                                                    EXHIBIT 4.29


[ALLIED CAPITAL LOGO]

                                                   1919 Pennsylvania Avenue, NW
                                                   Washington, DC 20006-3434

                                                   202-331-1112
January 14, 2004                                   202-659-2053 Fax



Mr. Joseph A. Czyzyk
President and CEO
Mercury Air Group, Inc.
5456 McConnell Avenue
Los Angeles, CA 90066

Dear Mr. Czyzyk:


      Mercury Air Group, Inc. (the "Seller"), Mercury Air Centers, Inc. (the "Company") and Allied Capital Corporation ("Allied") hereby agree to amend the Stock Purchase Agreement dated October 28, 2003 among the Seller, the Company and Allied, as amended by the letter agreement dated December 10, 2003 (together, the "SPA") to reflect the following:



      1. Each reference to "January 16, 2004" in Sections 1.4(a), 5.2(a), 10.1(b) and 10.1(j) of the SPA shall be changed to "February 13, 2004."

      2. Each reference to "January 12, 2004" in Section 9.2(b) of the SPA shall be changed to "February 9, 2004."

      3. Each reference to "April 16, 2004" in Sections 1.4(a), 1.4(b), 10.1(b) and 10.1(i) of the SPA shall be changed to "May 14, 2004."


      Except as set forth herein, the SPA shall remain unchanged and in full force and effect.

      Please acknowledge your acceptance of the foregoing terms by executing a copy of this letter and returning it to Allied as soon as possible.



                                                   Sincerely yours,


                                                   ALLIED CAPITAL CORPORATION


                                                   By: /s/ Daniel Z. Russell
                                                      ______________________


                                                   Name:     Dan Russell
                                                      ______________________

                                                   Title:     Principal
                                                      ______________________

ACCEPTED AND AGREED AS OF THE DATE SET FORTH ABOVE:


MERCURY AIR GROUP, INC.


By:  /s/ Joseph A. Czyzyk
   ----------------------
Name: Joseph A. Czyzyk
     --------------------
Title: CEO
      -------------------


MERCURY AIR CENTERS, INC.

By:  /s/ Joseph A. Czyzyk
   ----------------------
Name: Joseph A. Czyzyk
     --------------------
Title: CEO
      -------------------


























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